Exhibit 15

Acknowledgment of Independent Registered Public Accounting Firm

Board of Directors

Lockheed Martin Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lockheed Martin Corporation Salaried Savings Plan, Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees, Lockheed Martin Corporation Hourly Employee Savings Plan Plus, Lockheed Martin Corporation Operations Support Savings Plan, Lockheed Martin Corporation Retirement Savings Plan for Salaried Employees, Lockheed Martin Corporation Supplemental Savings Plan, Lockheed Martin Corporation Performance Sharing Plan for Puerto Rico Employees, Sandia Corporation Savings and Income Plan, and Sandia Corporation Savings and Security Plan of our reports dated April 24, 2007, July 24, 2007, and October 23, 2007 relating to the unaudited condensed consolidated interim financial statements of Lockheed Martin Corporation that are included in its Forms 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.

/s/ Ernst & Young LLP

Baltimore, Maryland

October 23, 2007